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Exhibit 10.119

THIRD AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT

        This THIRD AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this "Amendment"), dated as of October 27, 2008 (this "Agreement"), is made by and among Commerce Energy, Inc., a California corporation (the "Company"), Commerce Energy Group, Inc., a Delaware corporation (the "Parent" together with Company, the "Borrowers" and each individually, the "Borrower"), and AP Finance,  LLC, a Delaware limited liability company (the "Lender").

BACKGROUND

        A.    Borrowers and Lender are parties to that certain Note and Warrant Purchase Agreement, dated as of August 21, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the "Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

        B.    Borrowers and Lender desire to amend the Purchase Agreement in certain respects, all on the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

        1.    Discretionary Line of Credit.

          a.     At Borrowers' request, Lender hereby establishes a discretionary line of credit (the "Discretionary Line of Credit") for the benefit of Borrowers. BORROWERS ACKNOWLEDGE AND AGREE THAT THE DISCRETIONARY LINE OF CREDIT IS NOT A COMMITTED LINE OF CREDIT AND ADVANCES UNDER THE DISCRETIONARY LINE OF CREDIT, IF ANY, SHALL BE MADE BY LENDER IN ITS SOLE DISCRETION. NOTHING CONTAINED IN THE DISCRETIONARY LINE OF CREDIT DEMAND NOTE (AS DEFINED BELOW), THE PURCHASE AGREEMENT OR ANY TRANSACTION DOCUMENT SHALL BE CONSTRUED TO OBLIGATE LENDER TO MAKE ANY ADVANCES. LENDER SHALL HAVE THE RIGHT TO REFUSE TO MAKE ANY ADVANCES AT ANY TIME WITHOUT PRIOR NOTICE TO BORROWERS. In no event shall the aggregate unpaid principal amount of advances under the Discretionary Line of Credit exceed Six Million Dollars ($6,000,000).

          b.     Advances under the Discretionary Line of Credit shall be further evidenced by a Discretionary Line of Credit Demand Note, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Discretionary Line of Credit Demand Note"), by Borrowers in favor of Lender. Interest shall accrue on advances under the Discretionary Line of Credit as set forth in the Discretionary Line of Credit Demand Note. Principal and interest under the Discretionary Line of Credit shall be due and payable ON DEMAND or at such earlier time as provided in the Discretionary Line of Credit Demand Note, in each case as more fully set forth in the Discretionary Line of Credit Demand Note.

          c.     Each request for an advance under the Discretionary Line of Credit shall be deemed to constitute a representation and warranty by Borrowers to Lender that (i) all warranties and representations made to Lender under the Purchase Agreement and the Transaction Documents are true and correct as to the date of such request as if remade on such date (other than those representations and warranties which by their express terms are limited solely to an earlier date), and (ii) no Event of Default (as defined in the Initial Note) or an event which, with the expiration of time or the giving of notice, or both, would constitute a an Event of Default, has occurred and is continuing. Each representation and warranty described in this Section 1 c. shall be deemed to have been remade again by Borrowers to Lender on the date of each advance under the Discretionary Line of Credit. Each representation and warranty described in this Section 1 c. shall be conclusively presumed to have been relied on by Lender in making each advance under the Discretionary Line of Credit.

          d.     The obligations of the Borrowers under the Discretionary Line of Credit and the Discretionary Line of Credit Demand Note are absolute, unconditional and irrevocable, shall be paid without set-off, defense, deduction, claim or counterclaim of any kind or nature and shall be, in all respects, considered part of the Obligations secured by Collateral under the Security Agreement provided by the Borrowers to the Lender in conjunction with the execution and delivery of the Purchase Agreement.

        2.     Fees.

          a.     In consideration of Lender's providing each advance under the Discretionary Line of Credit, Borrower shall pay to Lender a fee in an amount equal to five percent (5%) of such advance, which fee will be fully and unconditionally earned by Lender as of the date of funding of such advance and shall be due and payable on the Maturity Date (as defined in the Initial Note) or, if earlier, upon acceleration of the Initial Note; provided, however, that if the full amount of such advance, together with accrued interest thereon, is repaid to Lender on or before the tenth (10th) Business Day following the funding of such advance, then such fee shall be reduced by two and one-half percent (2.5%).

          b.     Reference is made to the Second Amendment to Note and Warrant Purchase Agreement, dated as of October 24, 2008 (the "Second Amendment"), among Borrowers and Lender. Borrowers agree that the fee described in Section 3a. of the Second Amendment shall be due and payable on the Maturity Date (as defined in the Initial Note) or, if earlier, upon acceleration of the Initial Note.

        3.    Amendment to Notes.    Each of the Initial Note and the Second Note are hereby amended by deleting the reference to "Collateral Agent" in Section 2.2 thereof and replacing the same with "Holder".

        4.    Effectiveness.    This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Lender:

          a.     Execution and delivery by Borrowers of this Amendment and the Discretionary Line of Credit Demand Note to Lender; and

          b.     Execution and/or delivery of all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Purchase Agreement and the other Transaction Documents.

        5.    Representations and Warranties.    Borrowers represent and warrant to Lender that:

          a.     All warranties and representations made to Lender under the Purchase Agreement and the Transaction Documents are true and correct as to the date hereof as if remade on the date hereof (other than those representations and warranties which by their express terms are limited solely to an earlier date).

          b.     The execution and delivery by Borrowers of this Amendment and the performances by Borrowers of the transactions herein contemplated (i) are and will be within each such Borrower's powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which any Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of any Borrower.

          c.     This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

          d.     No Event of Default or event which, with the expiration of time or the giving of notice, or both, would constitute a an Event of Default, has occurred and is continuing under the Purchase Agreement or any of the other Transaction Documents.

        6.    Governing Law.    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

        7.    Counterparts, Etc.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. This Amendment shall be incorporated into and deemed a part of the Purchase Agreement. Except as expressly modified herein, all terms, covenants, and conditions of the Purchase Agreement, the Notes and all related documents are and shall remain in full force and effect, including, without limitation, Section 2.1(g) of the Notes.

        8.    Severability.    The provisions of this Amendment are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Amendment and this Amendment shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

        9.    Expenses.    The Borrowers shall pay the Lender on demand all expenses, including attorneys' fees, incurred by the Lender in connection with this Amendment and the Discretionary Line of Credit Demand Note, and all transactions and agreements contemplated hereby, thereby and related hereto and thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

COMMERCE ENERGY, INC.
By:	/s/ C. Douglas Mitchell Name: C. Douglas Mitchell Title: Chief Financial Officer
COMMERCE ENERGY GROUP, INC.
By:	/s/ C. Douglas Mitchell Name: C. Douglas Mitchell Title: Chief Financial Officer
AP FINANCE, LLC
By:	/s/ David Levy
Name:	David Levy
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT]

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  Exhibit 10.119